Exhibit 5

MINISTRY OF FINANCE OF THE REPUBLIC OF INDONESIA

LEGAL BUREAU

LEGAL OPINION

NO.: LO-9/SJ.3/2026

To:	U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

United States of America

Re:	The Republic of Indonesia

Registration Statement (No. 333-280933)

Ladies and Gentlemen:

I write to you in my official capacity as the Head of Legal Bureau of the Ministry of Finance of the Republic of Indonesia in connection with the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which the Republic of Indonesia (the “Republic”) has offered and sold CNY4,500,000,000 2.45% Bonds due 2029, CNY3,500,000,000 2.65% Bonds due 2031 and CNY1,250,000,000 3.05% Bonds due 2036 (together, the “Debt Securities”). The Debt Securities have been issued in accordance with the provisions of an indenture (the “Indenture”) dated as of December 11, 2017 among the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee (the “Trustee”) and the other parties named therein. The Debt Securities have the terms contained in the Indenture, as modified or superseded with respect to the Debt Securities by the terms set forth in that certain authorization dated as of March 4, 2026 among the Republic, Bank Indonesia, The Bank of New York Mellon, and The Bank of New York Mellon, Hong Kong Branch (the “Authorization”)

In arriving at the opinions expressed below and with regard to of the review conducted by the appointed Republic’s local and international legal counsel of the below documents:

(a)	the Registration Statement and the prospectus contained therein (the “Prospectus”);

(b)	the final prospectus supplement dated February 25, 2026 (the “Prospectus Supplement”);

(c)	an executed copy of the terms agreement in respect of the Debt Securities dated February 25, 2026 and among the Republic and the underwriters named therein (the “Underwriting Agreement”);

(d)	the Indenture;

(e)	an executed copy of the Authorization; and

(f)	an electronic copy of the Debt Securities in global form, as executed by the Republic and authenticated by the Trustee.

I have reviewed such matters of law as I have considered necessary or appropriate.

I have assumed the authenticity of the foregoing documents submitted to me as originals (other than with respect to the Republic), the conformity to the originals of the foregoing documents submitted to me as copies (other than with respect to the Republic) and the genuineness of all signatures (other than signatures of officials of the Republic).

Based on the foregoing and upon such review as I have deemed necessary, I am of the opinion that under and with respect to the present laws of the Republic, the signing of the Debt Securities have been duly authorized by all necessary action of the Republic and the Debt Securities are valid, legally binding and enforceable against the Republic. The contents of this legal opinion are limited to the laws of the Republic in force as of the date of this opinion and is given on the basis that it will be construed in accordance with the laws of the Republic. No opinions are expressed in respect of matters and conventions governed by other laws applicable in jurisdictions other than the Republic.

I hereby consent to the filing of this legal opinion as an exhibit to Amendment No. 7 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2024 and to the reference to the Head of Legal Bureau of the Ministry of Finance of the Republic under the caption “Validity of the Securities” in the base prospectus dated August 27, 2024 and “Legal Matters” in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder.

Done in Jakarta on this 4th day of March 2026.

The Head of Legal Bureau

/s/ Tio Serepina Siahaan

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